Exhibit 24
POWER OF ATTORNEY
Each of the undersigned officers and/or directors of Rocky Shoes & Boots, Inc., an Ohio corporation (the “Company”), hereby appoints as his true and lawful attorney-in-fact, Mike Brooks, James E. McDonald, and Curtis A. Loveland, or any of them individually, in his name and on his behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission the Company’s registration statement on Form S-3 (the “Registration Statement”) and any and all amendments, including post-effective amendments, to the Registration Statement, and any and all registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by the Registration Statement and its amendments, if any, hereby granting unto such attorney-in-fact, full power and authority to do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.
IN WITNESS WHEREOF, we have executed this Power of Attorney, in counterparts if necessary, effective as of September 7, 2005.
DIRECTORS/OFFICERS:

Signature	Title

/s/ Mike Brooks Mike Brooks	Chairman, Chief Executive Officer, and a Director (Principal Executive Officer)
/s/ James E. McDonald James E. McDonald	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Curtis A. Loveland Curtis A. Loveland	Secretary and a Director
/s/ J. Patrick Campbell J. Patrick Campbell	Director
/s/ Glenn E. Corlett Glenn E. Corlett	Director
/s/ Michael L. Finn Michael L. Finn	Director
/s/ G. Courtney Haning G. Courtney Haning	Director
/s/ Harley E. Rouda Harley E. Rouda	Director
/s/ James L. Stewart James L. Stewart	Director